Exhibit 99.1

Hycroft Files 2025 10-K and Provides Corporate Update

WINNEMUCCA, NV, March 3, 2026 – Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or the “Company”) announces 2025 results and filing of its Form 10-K.

2025 Highlights

●	Continued injury free safety record for third consecutive year with 0.00 total recordable injury frequency rate (“TRIFR”) and 1.4 million work hours without a lost time incident
●	Strengthened liquidity position with debt-free balance sheet and cash and cash equivalents of US$181.7 million (with cash and cash equivalents increased to $194.1 million as of February 28, 2026, after warrant exercises and expenditures in 2026)
●	Increased measured and indicated gold and silver mineral resources by approximately 55% to 16.4 million ounces of gold (and an additional 5.0 million ounces of inferred) and 562.6 million ounces of silver (and an additional 132.8 million ounces of inferred) as reported in the Initial Assessment Technical Report filed February 18, 2026
●	Established initial high-grade silver resource with underground potential at 90.2 million ounces of measured and indicated silver and an additional 13.4 million ounces of inferred and 299 thousand ounces of measured and indicated gold and an additional 51 thousand ounces of inferred as reported in the Initial Assessment Technical Report filed February 18, 2026
●	Robust metallurgical recoveries of over 82.8% for gold and over 77.5% for silver utilizing a pressure oxidation process for sulfide mineralization
●	Initiated the 2025-2026 Drill Program – the largest drill program under current management estimated at 26,000 meters of core drilling on the two high-grade silver systems and 8,200 meters of RC drilling targeting heap leach material
●	Initial drill results at Vortex demonstrate higher grades and expansion – expanding approximately 70 meters to the northwest and approximately 90 meters down-dip to the west and remains open in all directions and at depth
●	Eliminated Crofoot net profits royalty for $2.5 million and acquired Crofoot sulfur and other mineral rights for $1.5 million
●	Hycroft was added to the MSCI Small Cap Index (from the MSCI Micro-Cap Index) effective February 27, 2026

Diane R. Garrett, President and Chief Executive Officer, commented: “We are extremely pleased with the exceptional progress achieved in 2025. Through oversubscribed equity offerings, we launched the largest exploration drill program in the Company’s history, eliminated all debt from the balance sheet, and significantly strengthened our shareholder registry—now comprised of more than 80% institutional investors from across the globe. These milestones drove a total shareholder return exceeding 950% for the year.

Building on this strong momentum into 2026, the Company is accelerating drilling across two newly identified high-grade silver systems, advancing plans to potentially restart heap leach operations, and finalizing the technical report. These are critical steps as we continue to unlock value and advance this world-class asset up the value curve.

We are incredibly grateful to our new and existing stakeholders for their continued support and belief in our vision. Your confidence in our strategy and team has been instrumental in our continued efforts to unlock value at this world-class asset.”

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2026 Outlook

In 2026, the Company plans to:

●	Accelerate exploration drilling to expand the two high-grade silver systems
●	Test new potential high-grade exploration targets identified within the permitted boundary
●	Complete trade-off analysis for pressure oxidation and a roasting process
●	Complete in-fill RC drilling for potential re-start of a heap leach operation
●	Advance activities for future development

The Company has received guidance from the independent engineering firms preparing its Preliminary Economic Assessment (PEA) technical report that additional time is required to complete the report, which had been targeted for completion by the end of the first quarter of 2026.

The revised timeline reflects the Company’s recent, substantial increase in mineral resources at Hycroft and has prompted additional engineering work to ensure that the development and mine plan fully capture the enhanced scale of the project. This is a growth-driven adjustment, not a technical or operational issue.

Engineering teams and independent consultants are currently incorporating:

●	Recent mine plan based on the new resource which contains in excess of one billion mineral resource tonnes
●	Infrastructure re-design specifically related to the tailing storage facility
●	Revised production profiles reflecting the longer mine life

“The scale of the resource increase has materially strengthened the foundation of a multi-decade project in a Tier 1 jurisdiction”, said Diane Garrett, President and CEO. “We look forward to the culmination of more than two years of meticulous engineering work. We will provide further updates as the study approaches completion.”

The Company’s Annual Report on Form 10-K for the period ended December 31, 2025, was filed March 3, 2026, and is available at www.sec.gov/edgar. See “Cautionary Note Regarding Forward-Looking Statements” below.

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a US-based gold and silver company exploring and developing Hycroft Mine, among the world’s largest precious metals deposits, located in northern Nevada, a Tier-1 mining jurisdiction. After a long history of oxide heap leach operations, the Company is focused on completing technical studies to transition the Hycroft Mine into a milling operation for processing the sulfide mineralization. In addition, the Company is engaged in a robust exploration drill program to unlock the full potential of our expansive +64,000-acre land package, of which less than 10% has been explored. In 2023, Hycroft announced the discovery of two new high-grade silver systems within the known resource area and an expanded 2025-2026 drill program is designed to expand these two systems in addition to targeting new opportunities. These discoveries represent a significant value driver for the Hycroft Mine.

For further information, please contact:

E: info@hycroftmining.com

www.hycroftmining.com

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Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this press release and in public statements by our officers or representatives that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. These include, but are not limited to, statements regarding future business strategy, plans and goals, competitive strengths, the advancement and development of the Hycroft Mine, the results and implications of metallurgical analysis and test work, and the expansion and growth of our business.

Forward-looking statements are often identified by future or conditional words such as “estimate,” “plan,” “anticipate,” “expect,” “intend,” “believe,” “target,” “budget,” “may,” “can,” “will,” “would,” “could,” “should,” “seeks,” “scheduled to” and similar words or expressions but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. The risks include, but are not limited to: (i) risks related to changes in our operations at the Hycroft Mine, including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to the lack of a completed feasibility study; risks related to metallurgical test work and process development; and risks related to our ability to re-establish commercially feasible mining and processing operations; and (ii) industry-related risks, including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; and the availability and cost of equipment, supplies, energy or reagents.

Any exploration target described in this press release does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve. Ranges of potential tonnage and grade (or quality) of an exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource.

These and other risks may cause actual results to differ materially from those expressed or implied by the forward-looking statements, and the occurrence of one or more of these events or circumstances, alone or in combination with others, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Please see the “Risk Factors” outlined in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other reports filed with the SEC, for more information about these and other risks.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements are based on assumptions that we believe are reasonable when made, forward-looking statements are not guarantees of future performance and actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements in this press release.

Any forward-looking statements made in this press release speak only as of the date of this press release. We undertake no obligation to update these forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments, except as required by law.

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